UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

Commission file number 001-34809

GLOBAL INDEMNITY plc

(Exact name of registrant as specified in its charter)

Ireland	98-0664891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland

(Address of principal executive offices)

+353 (0) 1 618-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 9, 2012, Global Indemnity plc (the “Company”) issued a press release announcing that it intends to commence a modified “Dutch auction” tender offer for up to an aggregate amount of $61 million of its A ordinary shares at a price of not less than $19.25 per A ordinary share and not more than $22.00 per A ordinary share in cash, without interest (the “Tender Offer”). A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release (“Global Indemnity Announces Modified Dutch Auction Tender offer for $61 million Global Indemnity A Ordinary Shares”) dated May 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2012

GLOBAL INDEMNITY plc (Registrant)

By:	/s/ Thomas M. McGeehan
Name:	Thomas M. McGeehan
Title:	Chief Financial Officer

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